Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

CYNGN INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Amount Registered		Proposed Maximum Offering Price Per Share		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees previously paid	Equity	Common Stock, par value $0.00001 per share	457	(o)		(1)		(1)	-		-	-
	Equity	Preferred Stock, par value $0.00001 per share	457	(o)		(1)		(1)	-		-	-
	Other	Warrants	457	(o)		(1)		(1)	-		-	-
	Other	Rights	457	(o)		(1)		(1)	-		-	-
	Other	Units	457	(o)		(1)		(1)	-		-	-
	Unallocated (Universal) Shelf	-	457	(o)	$50,000,000		-		$50,000,000	(2)	$0.00011020	$5,510
	Equity	Common Stock, par value $0.00001 per share	457	(c)	7,721,781	(3)	$0.9825	(4)	$7,586,650	(4)	$0.00011020	$836
	Total Offering Amounts								$57,528,350		$0.00011020	$6,346
	Total Fees Previously Paid											$5,510
	Total Fee Offsets
	Net Fee Due											$836

(1)	An indeterminate number or aggregate principal amount, as applicable, of securities of each identified class is being registered as may from time to time be offered on a primary basis at indeterminate prices, including an indeterminate number or amount of securities that may be issued upon the exercise, settlement, exchange or conversion of securities offered hereunder. Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities. Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement shall also cover any additional securities of the registrant that become issuable by reason of any splits, dividends or similar transactions or anti-dilution adjustments.

(2)	Estimated solely for the purpose of calculating the registration fee. Subject to Rule 462(b) under the Securities Act, the aggregate initial offering price of all securities issued by the registrant pursuant to this registration statement will not exceed $50,000,000.

(3)	Comprised of 7,721,781 shares of Common Stock issued to the selling stockholders name in the Registration Statement.

(4)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices of the Common Stock as reported on The Nasdaq Global Market on May 23, 2023.